UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

PINGTAN MARINE ENTERPRISE LTD.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 23, 2016

Dear Member:

You are invited to attend the Annual General Meeting of Members of Pingtan Marine Enterprise Ltd. on Friday, January 6, 2017, at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC, 350001. Registration will begin at 9:00 AM, local time.

Details of the business to be conducted at the Annual General Meeting are included in the attached Notice of Annual General Meeting of Members and Proxy Statement.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual General Meeting, you may revoke your proxy and vote in person.

Very truly yours,

/s/ Xinrong Zhou

Xinrong Zhuo
Chairman of the Board of Directors
and Chief Executive Officer

PINGTAN MARINE ENTERPRISE LTD.

NOTICE OF ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD ON JANUARY 6, 2017

December 23, 2016

TO THE MEMBERS OF PINGTAN MARINE ENTERPRISE LTD.:

You are cordially invited to attend the annual general meeting of members of Pingtan Marine Enterprise Ltd., a Cayman Islands company (“we,” “us”, the “Company” or “Pingtan Marine”), to be held on January 6, 2017 at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC, 350001. At this year’s annual general meeting, we are asking members ("members" are also referred to herein as "shareholders") to consider and, if thought fit, to pass and approve the following resolutions:

1.	As an ordinary resolution, that Xinrong Zhuo and Zengbiao Zhu be elected and appointed as Class A directors to serve for a three-year term to expire at the 2019 annual general meeting of members or until their respective successor is duly elected and qualified;

2.	As an ordinary resolution, to approve a number of alternative share consolidations with respect to the ordinary shares, par value $0.001 per share, in the authorized share capital of the Company (the “Ordinary Shares”), each one for a specific ratio, but on terms that only one such alternative can become effective, and that the resolutions shall be conditional upon certain factual criteria being fulfilled. (the “Reverse Split” and the proposal the “Reverse Split Proposal”);

3.	As an ordinary resolution, that the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016 be approved and ratified; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the director nominees and for each proposal listed above.

This notice of meeting, proxy statement, proxy card and copy of the Annual Report to Shareholders for the year ended December 31, 2015 are being distributed on or about December 30, 2016. The foregoing items of business are more fully described in the attached Proxy Statement. Members of record at the close of business on December 22, 2016, the record date, are entitled to notice of and to vote at the annual general meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Xinrong Zhuo
Chairman of the Board and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JANUARY 6, 2017

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at: http://www.astproxyportal.com/ast/17096

PINGTAN MARINE ENTERPRISE LTD.
18/F, Zhongshan Building A,
No. 154 Hudong Road
Fuzhou, P.R.C. 350001

PROXY STATEMENT

2016 ANNUAL GENERAL MEETING OF MEMBERS

This Proxy Statement and accompanying proxy was first mailed to members on or about December 30, 2016, in connection with the solicitation of proxies by the Board of Directors (“Board”) of Pingtan Marine Enterprise Ltd., a Cayman Islands company (“we,” “us,” the “Company” or “Pingtan Marine”), for use at the annual general meeting of members ("members" are also referred to herein as "shareholders") to be held on Friday, January 6, 2017, at 10:00 AM, local time, at the Company’s headquarters located at 18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC, 350001, or at any adjournment or postponement thereof (the “Annual General Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Members. Our telephone number at our principal executive offices is +86 591-8727-1266.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Members of record at the close of business on December 22, 2016, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual General Meeting. As of the “record date” 79,055,053 shares of our ordinary shares were issued and outstanding and held of record by approximately 209 members of record.

A list of these members will be available for inspection during ordinary business hours at our principal executive offices, at 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001 for at least ten days prior to the Annual General Meeting. The list will also be available for inspection at the Annual General Meeting.

Voting, Solicitation and Revocability of Proxy

Registered shareholders can vote by internet, telephone, mail or in person. If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

In order to ensure that your vote is counted, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted in line with the Board’s recommendations for Proposals 1, 2, 3 and 4.

You may revoke your proxy at any time before it is voted at the Annual General Meeting by executing a later-voted proxy by internet, telephone, or mail or by voting by ballot at the Annual General Meeting, or by providing written notice of the revocation to our Secretary at our principal executive offices.

IMPORTANT: All shareholders are cordially invited to attend the Annual General Meeting in person. To assure your representation at the Annual General Meeting, you are urged to vote your shares by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any shareholder attending the Annual General Meeting may vote in person even if he or she returned a proxy. However, if a shareholder’s shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Annual General Meeting, the shareholder must obtain from the record holder a proxy issued in his or her name.

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Your vote is important. Accordingly, regardless of whether you plan to attend the Annual General Meeting, you are urged to vote by signing and returning the accompanying proxy card.

Attendance at the Annual General Meeting is generally limited to our registered shareholders and their authorized representatives and duly appointed proxies. All shareholders and authorized representatives or duly appointed proxies must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual General Meeting in person. In addition, if you hold ordinary shares in “street name” and would like to attend the Annual General Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the record date, however, those who hold shares in “street name” cannot vote their shares at the meeting. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual General Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the Annual General Meeting.

If you do attend, you may vote by ballot at the Annual General Meeting, thereby canceling any proxy previously given. However, attendance at the Annual General Meeting will not revoke a proxy unless you actually vote in person at the Annual General Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual General Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual General Meeting.

Each ordinary share outstanding on the record date is entitled to one vote. Any two of our registered shareholders, present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative, shall constitute a quorum for the transaction of business at the Annual General Meeting. Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of the other matters that may come before the Annual General Meeting. If, however, a quorum is not present or represented, the Annual General Meeting may be adjourned, to a time and place at the discretion of the directors.

Assuming a quorum is present, under Cayman Islands law and our Amended and Restated Memorandum and Articles of Association, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares present and voting at the meeting is required to elect the director nominees, to approve the ratification of appointment of the auditors and to approve the Reverse Split Proposal.

The inspector of elections appointed for the Annual General Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual General Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual General Meeting. Abstentions and broker non-votes, however, do not technically constitute a “vote cast” (affirmatively or negatively) on any matter and thus will be disregarded in the calculation of votes cast and whether shareholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual General Meeting in determining the presence of a quorum.

Under the NASDAQ rules regulating banks, brokers or other nominees and under applicable rules of the U.S. Securities and Exchange Commission, or the Commission, brokers, banks or other nominees that have not received voting instructions from a customer ten days prior to the meeting date may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors.

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The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.

MATTERS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

In accordance with our Amended and Restated Memorandum and Articles of Association, our Board is currently divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Xinrong Zhuo and Zengbiao Zhu have been nominated as candidates for election as Class A directors. See “Information Concerning Director Nominees” under the section “Board of Directors and Executive Officers” for further information about the director nominees. If elected, the Class A directors will hold office until the third anniversary of the Annual General Meeting, which is 2019, or until their respective successor is elected and qualified. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of the nominees.

Vote Required

The election of the nominees requires the holders of a simple majority of the issued and outstanding ordinary shares present and voting at the Annual General Meeting vote “FOR” the proposal, assuming a quorum is present.

You may vote in favor or against any or all nominees and you may also withhold your vote as to any or all of the nominees.

Recommendation of Our Board

Our Board recommends that Pingtan Marine shareholders vote “FOR” the election of each of the nominees listed above.

PROPOSAL NO. 2

APPROVAL SHARE CONSOLIDATION OF THE COMPANY'S ORDINARY SHARES

Introduction

Our Board has unanimously approved and recommended to our shareholders to consider and vote upon an ordinary resolution to effect a share consolidation, or Reverse Split, of the Company's ordinary shares, par value $0.001 per share (the “Ordinary Shares”) under three alternative scenarios described below. The ordinary resolution will be passed as a single resolution containing three different alternative share consolidations, each one for a specific ratio, but on terms that only one such alternative can become effective, and that the resolution effecting such alternative shall be conditional upon certain factual criteria being fulfilled. The alternatives contained within this single ordinary resolution are as follows:

Alternative 1 - Every four (4) ordinary shares of a par value of US$0.001 shall be consolidated into one (1) ordinary share with a par value of US$0.004 (the "4-to-1 Consolidation"), provided that the 4-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 4-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 3-to-1 Consolidation nor the 2-to-1 Consolidation (as defined below) have become effective.

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Alternative 2 - Every three (3) ordinary shares of a par value of US$0.001 shall be consolidated into one (1) ordinary share with a par value of US$0.003 (the "3-to-1 Consolidation"), provided that the 3-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 3-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation (as defined above) nor the 2-to-1 Consolidation having become effective.

Alternative 3 - Every two (2) ordinary shares of a par value of US$0.001 shall be consolidated into one (1) ordinary share with a par value of US$0.002 (the "2-to-1 Consolidation"), provided that the 2-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 2-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation nor the 3-to-1 Consolidation having become effective. "

One principal effect of the Reverse Split under any of the alternatives referenced above would be to decrease the number of our issued and outstanding Ordinary Shares. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our Ordinary Shares outstanding immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. Voting and other rights that accompany the Ordinary Shares would not be affected by the Reverse Split.

The Reverse Split will not have any dilutive effect on our shareholders. In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same because the authorized number of our Ordinary Shares will be decreased in proportion to the 4-to-1 Consolidation, 3-to-1 Consolidation, or 2-to-1 Consolidation at the Effective Time (as defined below), as the case may be. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares for any purposes.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

Our Ordinary Shares are listed on the NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. Our Ordinary Shares have recently traded below $1.00 per share and may trade below $1.00 in the future. Our Board is submitting this Reverse Split to our shareholders for approval with the primary intent of giving us the flexibility to increase the market price of our Ordinary Shares to enhance our ability to maintain the listing requirements of the NASDAQ Capital Market and to make our Ordinary Shares more attractive to a broader range of institutional and other investors.

We value our listing on the NASDAQ Capital Market and will consider implementing the Reverse Split in order to assist in maintaining such listing. In addition, we also believe that the low market price of our Ordinary Shares impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our Ordinary Shares has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

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In order to provide maximum flexibility, we are submitting this proposal with three different alternatives described therein, the effect of which provides our Board discretion to effect the 2-to-1 Consolidation, the 3-to-1 Consolidation or the 4-to-1 Consolidation described above conditioned upon the factual criteria of each alternative having been fulfilled.

We believe that these alternative share consolidation scenarios will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining whether to implement the Reverse Split and selecting the appropriate alternative, our Board will consider factors such as:

●	Maintaining the listing standards of NASDAQ Stock Market;

●	The status of the listing of our Ordinary Shares on the NASDAQ Capital Market and the listing standards of other stock exchanges;

●	The historical trading price and trading volume of our Ordinary Shares;

●	The number of our outstanding Ordinary Shares;

●	The then prevailing trading price and trading volume for our Ordinary Shares;

●	The anticipated impact of the Reverse Split on the trading price of and market for our Ordinary Shares; and

●	Prevailing general market and economic conditions.

Reducing the number of our outstanding Ordinary Shares through a Reverse Split is intended, absent other factors, to increase the per share market price of our Ordinary Shares. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Ordinary Shares. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Ordinary Shares will increase following the Reverse Split or that the market price of our Ordinary Shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Ordinary Shares after a Reverse Split will increase in proportion to the reduction in the number of shares of our Ordinary Shares outstanding before the Reverse Split. Accordingly, the total market capitalization of our Ordinary Shares after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Ordinary Shares. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Ordinary Shares will increase the market price of our Ordinary Shares, we cannot assure you that the Reverse Split will increase the market price of our Ordinary Shares by an equivalent multiple, or result in any permanent increase in the market price of our Ordinary Shares. The price of our Ordinary Shares is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. The transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although our Board of Directors believes that the decrease in the number of our Ordinary Shares outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Ordinary Shares could encourage interest in our Ordinary Shares and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

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Effecting the Reverse Split

The 4-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 4-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 3-to-1 Consolidation nor the 2-to-1 Consolidation have become effective. The 3-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 3-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation nor the 2-to-1 Consolidation having become effective. The 2-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 2-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation nor the 3-to-1 Consolidation having become effective. The effective time of such Reverse Split shall be the “Effective Time.”

Upon the Effective Time, without further action on our part or our shareholders, the outstanding Ordinary Shares held by shareholders of record as of the Effective Time would be converted into a lesser number of Ordinary Shares based on the applicable alternative Reverse Split ratio effective at such time. For example, under the 2-to-1 Consolidation, if you presently hold 600 of our Ordinary Shares with a par value of US$0.001, you would hold 300 of our Ordinary Shares with a par value of US$0.002 following the Reverse Split.

Effect on Outstanding Shares, Warrants, Options and Certain Other Securities

If the Reverse Split is implemented, the number of our Ordinary Shares owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Ordinary Shares owned by each shareholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Split. The number of our Ordinary Shares that may be purchased upon exercise of outstanding warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of our Ordinary Shares, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect of the Reverse Split on Our Ordinary Shares

Depending on the ultimate ratio for the Reverse Split to be determined by our Board, a minimum of two (2) and a maximum of four (4) shares of existing Ordinary Shares will be combined into one new Ordinary Share at the Effective Time.

The table below shows, as of December 22, 2016, the number of authorized Ordinary Shares and the approximate number of outstanding Ordinary Shares that would result from the three alternative Reverse Split ratios (without giving effect to the treatment of fractional shares) described herein based on 125,000,000 authorized Ordinary Shares and the 79,055,053 Ordinary Shares issued and outstanding as of such date:

Reverse Split Alternative	Number of Authorized Ordinary Shares Following the Reverse Split	Approximate Number of Outstanding Ordinary Shares Following the Reverse Split
2-to-1 Consolidation	62,500,000	39,527,526
3-to-1 Consolidation	41,666,667	26,351,684
4-to-1 Consolidation	31,250,000	19,763,763

The actual number of Ordinary Shares issued and outstanding after giving effect to the Reverse Split, if implemented, will depend on the Reverse Split ratio that is ultimately determined by our Board.

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Fractional Shares; Exchange of Stock Certificates

Our Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to shareholders of record who would otherwise hold a fractional share because the number of Ordinary Shares they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of Ordinary Shares as rounded up to the nearest whole share. For example, if a shareholder holds 150.75 Ordinary Shares following the Reverse Split, that shareholder will receive certificate representing 151 Ordinary Shares. No shareholders will receive cash in lieu of fractional shares.

We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company's transfer agent) the shareholder's old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Shareholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder, if elected in the letter of transmittal, a new stock certificate after receipt of that shareholder's properly completed letter of transmittal and old stock certificate(s). A shareholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that shareholder's shares electronically in book-entry form with our transfer agent.

Certain of our registered holders hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our Ordinary Shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, the shareholder will need to return a properly executed and completed letter of transmittal.

Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

The Reverse Split will not have any dilutive effect on our shareholders. In addition, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will remain the same because the authorized number of our Ordinary Shares will be decreased in proportion to the 4-to-1 Consolidation, 3-to-1 Consolidation or 2-to-1 Consolidation at the Effective Time, as the case may be. Additional authorized Ordinary Shares will be available for issuance at such times and for such purposes as our Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations.

In accordance with our Amended and Restated Memorandum and Articles of Association and Cayman Islands law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

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Anti-Takeover and Dilutive Effects

The Ordinary Shares and preferred shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the Nasdaq rules. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board of Directors have any present intent to use the authorized but unissued Ordinary Shares or preferred shares to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional Ordinary Shares for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Ordinary Shares, depending on the circumstances, and would likely dilute a shareholder's percentage voting power in us. Holders of our Ordinary Shares are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

The Reverse Split will not have an effect on the stated capital attributable to Ordinary Shares on our balance sheet because the par value of each of the Ordinary Shares will be increased by the same ratio as the ratio contemplated by the Reverse Split. Reported net income or loss per common share and book value per common share will be higher because there will be fewer Ordinary Shares.

United States Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Ordinary Shares. This summary addresses the tax consequences only to a beneficial owner of our Ordinary Shares that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Ordinary Shares (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Ordinary Shares as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of June 15, 2011. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Ordinary Shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

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Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Ordinary Shares received pursuant to the Reverse Split should equal the aggregate tax basis in the Ordinary Shares surrendered and the holding period for the Ordinary Shares received should include the holding period for the Ordinary Shares surrendered.

Vote Required

Approval of this resolution shall be determined by a simple majority of the issued and outstanding Ordinary Shares present and voting at the Annual General Meeting, assuming a quorum is present.

Recommendation of Our Board

Our Board recommends that Pingtan Marine shareholders vote “FOR” the Reverse Split described above.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF BDO CHINA SHU LUN PAN CERTIFIED PUBLIC
ACCOUNTANTS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee has recommended the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. BDO China Shu Lun Pan Certified Public Accountants LLP has served as the Company’s independent accountant since September 1, 2014. The shareholders are being requested to ratify the reappointment of BDO China Shu Lun Pan Certified Public Accountants LLP at the Annual General Meeting. The Company anticipates that a representative of BDO China Shu Lun Pan Certified Public Accountants LLP will attend the Annual General Meeting to make a statement and to respond to the appropriate shareholder questions.

Fees to Independent Registered Public Accounting for Fiscal Years 2015 and 2014.

The following is a summary of the fees billed to the Company by its principal independent registered accounting firm for professional services rendered for the years ended December 31, 2015 and 2014.

	Year ended December 31,
	2015	2014
Audit Fees	$625,400	$285,750
Audit-Related Fees	$115,025	$74,121
Tax Fees	—	—
All Other Fees	—	—
Total	$740,425	$359,871

“Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

“Audit Related Fees” consisted of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

“Tax Fees” consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

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“All Other Fees” consisted of the aggregate fees billed for products and services provided and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board of Directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board of Directors pre-approved the audit and non-audit service performed by BDO China SHU LUN PAN Certified Public Accountants LLP for our consolidated financial statements as of and for the year ended December 31, 2015.

Vote Required

Ratification of the appointment of our independent registered public accounting firm for fiscal year ending December 31, 2016 shall be determined by a simple majority of the issued and outstanding ordinary shares present and voting at the Annual General Meeting, assuming a quorum is present.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2015. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: XingAn Lin, Zengbiao Zhu and Lin Lin. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with the Company’s management and BDO China Shu Lun Pan Certified Public Accountants LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with BDO China Shu Lun Pan Certified Public Accountants LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

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The Audit Committee also has received and reviewed the written disclosures and the letter from BDO China Shu Lun Pan Certified Public Accountants LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO China Shu Lun Pan Certified Public Accountants LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO China Shu Lun Pan Certified Public Accountants LLP its independence from the Company.

Based on the Audit Committee’s review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

XingAn Lin
Zengbiao Zhu
Lin Lin

Recommendation

Our Board unanimously recommends a vote “FOR” ratification of the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as our independent registered public accounting firm for fiscal year ending December 31, 2016. Proxies will be so voted unless shareholders specify otherwise in their proxies.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Below is information concerning our director nominees for election as Class A directors, who, if elected, will hold office until the third anniversary of the Annual General Meeting or until his successor is elected and qualified.

Name	Age	Class and Year in Which Term Will Expire if Re-elected	Position
Xinrong Zhuo	51	Class A (2019)	Chief Executive Officer and Chairman of the Board
Zengbiao Zhu	66	Class A (2019)	Director

Xinrong Zhuo has served as chairman of our board since the business combination in February 2013. Prior to that he served as the chairman of CDGC’s board and as its chief executive officer from August 2010. Mr. Zhuo has served as director of Fujian Road & Bridge Construction Co., Ltd., an infrastructure construction company, since December 2008, has served as the sole director of Tian Yuan Co., Ltd., a real estate investment company, since September 2007, has served as the chairman and legal representative of Fuzhou Dongxing Longju Real Estate Development Co., Ltd., a real estate development company, since March 2007, has served as the vice general manager of Fujian Huashang Real Estate Development Co., Ltd., a real estate development company, since December 2006, and has served as the supervisor of Fuzhou Haiyiyongyu Import & Export Co., Ltd., a trading company, since June 1995. From November 2005 to December 2008, Mr. Zhuo served as the legal representative and the chairman of Fujian Road & Bridge Construction Co., Ltd. From June 2005 to September 2007, Mr. Zhuo served as vice general manager of Tian Yuan Co. Ltd. From February 2002 to September 2009, Mr. Zhuo served as the legal representative and executive director of Fuzhou Baojie Haiyi Pingtan Fishing Co., Ltd., an aquatic products company. From June 1995 to September 2006, Mr. Zhuo served as the supervisor at Fuzhou Hong Long Ocean Fishing Co., Ltd., a marine fishery. Mr. Zhuo is qualified to serve on the board of directors due to his experience in the real estate development and trading business, as well as his extensive experience in the fishing industry, his legal background and prior executive experience.

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Zengbiao Zhu has served as an independent director on our board since the business combination in February 2013. Prior to that he served as a director of CDGC from April 2011. Mr. Zhu has been a member of the National People’s Congress, or NPC, Standing Committee of Fujian Province and a member of the NPC Financial and Economic Committee of Fujian Province since January 2008. From 2004 to December 2009 he served as the director of the China Insurance Regulatory Commission Fujian Bureau, from 2000 to 2004 he first served as the deputy director and then the director of the China Insurance Regulatory Commission Fujian Bureau Fuzhou Office, and from 1995 to 2000 he served as the president of PBOC Fuzhou sub-branch. Mr. Zhu received his bachelor’s degree in Finance from Xiamen University in 1974. Mr. Zhu is qualified to serve on the board of directors due to his extensive political and regulatory background and contacts in the Fujian region.

Directors Not Standing for Election

The members of the Board of Directors who are continuing and not standing for election at this year’s Annual General Meeting are set forth below. For information concerning XingAn Lin and Lin Lin, see “Information Concerning Director Nominees” above.

Name	Age	Class and Year in Which Term Will Expire	Position
Lin Bao	54	Class B (2017)	Director
XingAn Lin	52	Class C (2018)	Director
Lin Lin	41	Class C (2018)	Director

Lin Bao has served as a member of the Board since the business combination in February 2013. He has served as the general manager of Fuzhou Hong Long Ocean Fishing Co., Ltd., a marine fishery company since February 2013. From April 1989 to January 1997, he served as the general manager of Fuzhou Tang Cheng Plaza, a hotel affiliated to China Railway Construction Corporation Limited. Mr. Bao is the vice chairman of China Fisheries Association since 2012. Mr. Bao received his Associate degree in Accounting from Beijing Society Correspondence University in 1989. He obtained the Certificate of Highway Engineer in 2006. Mr. Bao is qualified to serve on the Board of Directors due to his background in the fishing industry, as well as his executive experience.

XingAn Lin is a Chinese Certified Public Accountant and Certified Tax Agent. He has served as Officer in Pingtan Haixin Tax Accountant Agent Office since December 2005. From January 2000 to November 2005, he served as Project Manager of Fujian Broker Accounting Firm. From November 1991 to December 1999, he served as Project Manager in Pingtan Audit Co., Ltd. From September 1985 to October 1991, he served as Accountant in Pingtan Grain Bureau Commercial Industry Company. Mr. Lin is qualified to serve on the board of directors due to his extensive accounting and regulatory background.

Lin Lin is a Certified Tax Agent. He has served as Director in Pingtan Haixin Tax Accountant Agent Office since November 2004. From December 2005 to October 2010, he served as Project Manager of Pingtan Haixin Tax Accountant Agent Office. From October 1990 to November 2005, he served as Financial Controller in Pingtan Pharmaceutical Company. Mr. Lin is qualified to serve on the board of directors due to his extensive accounting and regulatory background.

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Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of our Board of Directors. For information concerning Xinrong Zhuo, see “Information Concerning Director Nominees” above.

Name	Age	Position
Roy Yu	33	Chief Financial Officer and Secretary

Roy Yu has served as our chief financial officer since April 2013. Prior to joining the Company, Mr. Yu served as the Chief Financial Officer of Lihua International, Inc. (NASDAQ: LIWA) from October 2008 until November 2012. He also served as a member of the board of directors of Lihua International Inc. from June 24, 2008 until his resignation on December 8, 2008. Between June 2006 and April 2008, Mr. Yu was the Executive Vice President at Fushi Copperweld, Inc. (NASDAQ: FSIN), where his responsibilities included corporate governance and finance. From May 2005 until June 2006, Mr. Yu was the Chief Financial Officer of Songzai International Holding Group, Inc. (OTCBB: SGZH). From October 2004 until May 2005, Mr. Yu was the Vice President at Yinhai Technology and Development Co. Mr. Yu attended London Southbank University from 2001 to 2004, where he holds a degree in accounting and finance.

CORPORATE GOVERNANCE

Director Independence

In accordance with the current listing standards of The NASDAQ Stock Market, our Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. Our Board has determined that three of our current directors, Zengbiao Zhu, Lin Lin, and XingAn Lin, are “independent directors” as defined under the NASDAQ Rules, constituting a majority of independent directors of our Board as required by the corporate governance rules of NASDAQ. In making these determinations, our Board has concluded that none of those members has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure and Corporate Governance

In accordance with our Amended and Restated Memorandum and Articles of Association, our Board elects our officers, including Chief Executive Officer, Chief Financial Officer and such other officers as our Board may appoint from time to time. In addition, our Board may appoint a Chairman of the Board. Mr. Zhuo has served as our Chairman and Chief Executive Officer since the consummation of our February 2013 business combination, overseeing our day-to-day operations while also leading our Board. The Board believes that the current model is effective for our continued growth in that the combined position of Chief Executive Officer and Chairman maximizes strategic advantages and Mr. Zhuo’s industry expertise. Mr. Zhuo, given his extensive knowledge of China’s fishing industry, coupled with the fact that he has overseen our operations since inception, is the director most familiar with our business and industry, and is best positioned to set and execute strategic priorities. Mr. Zhuo provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Mr. Zhuo’s leadership, driven by his deep business and industry expertise, enhances the Board’s exercise of its responsibilities. In addition, this model provides enhanced efficiency and effective decision-making and clear accountability.

The Chairman may preside at meetings of our Board. In his absence, any other director or any member of any committee designated by the Board may chair a meeting of the Board or such committee. A director is not required to hold any shares in us by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that the nature of his interest is disclosed by him at or prior to its consideration and any vote by our Board thereon. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

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The Company’s corporate governance serves to ensure that members of the Board are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the shareholders. The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ptmarine.com under “Investors — Corporate Governance — Governance DOCS.”

On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire. Within this questionnaire are requirements for disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, regulatory risks, and others. Management is responsible for the day-to-day management of risks that the company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management, and is tasked with assuring that the long-term interests of our shareholders are being served. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top,” and full and open communication between management and our Board, are essential for effective risk management and oversight. Our Chairman meets regularly with other senior officers to discuss strategy and the risks we face. Senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Our Chairman holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for us.

While our Board is ultimately responsible for risk oversight at our company, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as further set forth below. Our Board committees report to our Board on significant risks and other matters.

Executive Sessions

The independent members of our Board meet in executive session (without the participation of executive officers or other non-independent directors) at least once a year, after a regularly scheduled Board meeting, and at any other time requested by any independent director. The secretary of the Board is responsible for calling and the independent director who has the most seniority presides over the executive sessions.

Committees and Meeting Attendance

Our Board held two meetings and acted two times by unanimous written consent in connection with matters related to the fiscal year ended December 31, 2015. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Audit Committee held four meetings during the fiscal year ended December 31, 2015. The Compensation Committee and the Nominating and Governance Committee each held one meeting during the fiscal year ended December 31, 2015.

During 2015, each member of the Board attended or participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Our Amended and Restated Memorandum and Articles of Association provide that the Chairman of our Board shall preside at all meetings of our shareholders. Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the annual general meetings of members. All of our then sitting directors participated in the 2015 annual general meeting of members (three in person and two by teleconference phone).

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Committee Composition

The following table sets forth the current membership of our Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee conducts its business pursuant to a written charter approved by our Board, copies of which are available on our website at www.ptmarine.com under “Investors — Corporate Governance — Governance Docs.”

Audit Committee	Compensation Committee	Nominating and Governance Committee
XingAn Lin*	Zengbiao Zhu*	Lin Lin*
Zengbiao Zhu	Lin Lin	XingAn Lin
Lin Lin	XingAn Lin	Zengbiao Zhu

* Chairman of the committee.

Audit Committee. XingAn Lin, Zengbiao Zhu and Lin Lin currently serve on the Audit Committee, which is chaired by XingAn Lin. Our Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the Exchange Act. In addition to meeting The NASDAQ Stock Market’s tests for director independence, directors serving on our Audit Committee must meet two basic criteria set forth in the rules promulgated by the Commission. First, Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from us or any affiliate of us, other than in the member’s capacity as a member of our Board and any Board committee. Second, a member of our Audit Committee may not be an affiliated person of us or any subsidiary of us, apart from his or her capacity as a member of our Board and any Board committee. Our Board has determined that each member of our Audit Committee meets these independence requirements, in addition to the independence criteria established by The NASDAQ Stock Market. Our Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated XingAn Lin as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with The NASDAQ Stock Market requirements, discusses policies with respect to risk assessment and risk management. Our Audit Committee’s primary duties and responsibilities include:

●	reviewing and discussing our financial statements and financial reports with management and the independent auditor;

●	reviewing the effectiveness and adequacy of our internal control structure and procedures for financial reporting;

●	reviewing management’s assessment of our disclosure controls and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial results and operations;

●	overseeing the appointment, compensation, evaluation of the qualifications and independence of our independent auditors;

●	overseeing our compliance with legal and regulatory requirements;

●	overseeing the adequacy of our internal controls and procedures to promote compliance with accounting standards and applicable laws and regulations;

●	engaging advisors as necessary; and

●	determining the funding from us that is necessary or appropriate to carry out the audit committee’s duties.

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Compensation Committee. Messrs. Zengbiao Zhu, XingAn Lin and Lin Lin currently serve on the Compensation Committee, which is currently chaired by Mr. Zhu. Each member of the Compensation Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market, a “nonemployee director” for purposes of Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compensation Committee’s responsibilities include:

●	reviewing and advising the Board concerning our overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends;

●	reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and make recommendations regarding all executive compensation;

●	recommending establishment and terms of incentive compensation plans and equity compensation plans, and administer such plans;

●	making and approving grants of options and other equity awards to all executive officers and directors under our compensation plans;

●	reviewing and making recommendations to the Board regarding compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto;

●	reviewing and discussing with management the disclosures in our “Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in the our public filings or shareholder reports; and

●	reviewing and discussing with management the risks associated with our compensation policies.

For more information regarding our compensation programs and processes, see the discussion below under the heading “Compensation Discussion and Analysis.”

Nominating and Governance Committee. Lin Lin, Zengbiao Zhu and XingAn Lin currently serve on the Nominating and Governance Committee, which is chaired by Lin Lin. Each member of the Nominating and Governance Committee is “independent” as that term is defined in the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market.

Our Nominating and Governance Committee makes recommendations to our Board regarding the nomination of candidates to stand for election as members of our Board, evaluates our Board’s performance, and provides oversight of corporate governance and ethical standards. Our Nominating and Governance Committee has the responsibility to develop and review on an ongoing basis the adequacy of, the corporate governance principles applicable to us. Our Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. For more information regarding our director nomination processes, see the discussion below under the heading “Director Nominations.”

Compensation Committee Interlocks and Insider Participation

XingAn Lin, Zengbiao Zhu and Lin Lin currently serve on the Compensation Committee, which is currently chaired by Mr. Zhu. No member of the Compensation Committee is one of our executive officers, and no member of the Compensation Committee had any relationships requiring disclosure by us under the Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as one of our directors or member of the Compensation Committee during 2015.

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Director Nominations

As noted above, the Board has determined that each member of the Nominating and Governance Committee (referred to in this section as the “Committee”) is independent as defined under the rules of the Commission and within the meaning of such term as defined under the listing standards of The NASDAQ Stock Market.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

In identifying candidates for membership on the Board, the Committee seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our business. The Committee seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion. The Committee also seeks directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees. Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management.

We believe that all of our directors meet the foregoing qualifications. While we do not have a formal policy with respect to diversity, as a company, we are committed to creating and sustaining a culture of inclusion and fairness.

If there is a need for a new director because of an open position on the Board or because the Board has determined to increase the total number of directors, the Committee may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances the Committee determines that a potential candidate meets the needs of the Board and possesses the relevant qualifications, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board can do so by writing to the Nominating and Governance Committee, c/o Mr. Lin Lin, Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The most recent version is available on the Investor Relations section of our website at www.ptmarine.com. The information contained on our website is not incorporated by reference into this Proxy Statement. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by applicable law.

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Communications by Shareholders with Directors

The Chairman of our Board may receive and distribute to our Board, and arrange for responses to, communications from shareholders. Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

c/o Corporate Secretary
Pingtan Marine Enterprise Ltd.
18/F, Zhongshan Building A
No. 154 Hudong Road
Fuzhou, P.R.C. 350001
Email Address: ryu@ptmarine.net

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the Chairman and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary relays all communications to directors absent safety or security issues.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Zengbiao Zhu
XingAn Lin
Lin Lin

Compensation Discussion and Analysis

Compensation Objectives

We operate in a highly competitive and rapidly changing industry. The key objectives of our executive compensation programs are to:

●	Supervise and review the affairs of the Company as they relate to the compensation and benefits of executive officers and directors of the Company.

●	Perform any other activities consistent with the Company’s Amended and Restated Memorandum and Articles of Association and governing law, as the Committee or the Board deems necessary or appropriate.

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Our Compensation Program

In carrying out its objectives, the Compensation Committee of our Board shall review all components of executive and director compensation for consistency with our compensation philosophy and with the interests of our shareholders.

The compensation program is designed to reward each individual named executive officer for his or her contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with our interests.

Determining Executive Compensation

Our Compensation Committee generally reviews and approves the compensation program for executive officers annually after the close of each year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past year and the financial and operating plans for the upcoming year in determining the compensation program for the upcoming year.

A named executive officer’s base salary is determined by an assessment of his sustained performance against individual job responsibilities, including, where appropriate, the impact of his performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. Although we do not engage in benchmarking, the Compensation Committee may also consider compensation levels with comparable positions in the industry to evaluate the total compensation decisions that it makes for our officers.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee determines the compensation for our chief executive officer, which is based on various factors, such as level of responsibility and contributions to our performance. Our chief executive officer recommends the compensation for our executive officers (other than the compensation of the chief executive officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the chief executive officer and determines the compensation of the chief executive officer and the other executive officers.

The Committee shall review on at least an annual basis the scope of responsibilities of the Committee and the Committee’s performance of its duties.

Employment Agreements

We have entered into employment agreements with our senior executive officers, as described below. Copies of these employment agreements are filed with the Securities and Exchange Commission as exhibits to our registration statements, annual reports and other filings under applicable rules. Our Board may adjust base salaries annually to reflect increases in the cost of living, but it has not done so to date. An executive’s base salary may also be increased if the executive’s workload substantially increases as a result of our business expansion. In addition, an executive’s base salary may be correspondingly adjusted if the salaries of all of our other employees are adjusted.

Xinrong Zhuo. We have entered into an employment agreement with Xinrong Zhuo, our chief executive officer for a term of three years. Pursuant to the employment agreement, Mr. Zhuo will receive annual compensation of HKD$312,000, equal to US$40,248. In addition, Mr. Zhuo’s employment agreement provides for an annual bonus based on the executive’s performance and our financial performance. Annual bonuses will be determined by us in our sole discretion and will be approved by our Compensation Committee.

Mr. Zhuo is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, but not limited to, any retirement plan, and travel holiday policy.

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We may terminate Mr. Zhuo’s employment agreement with cause (as defined in his employment agreement) at any time with one-month written notice. If we dismiss Mr. Zhuo without cause (as defined in his employment agreement), or if he terminates his employment for good reason (as defined in his employment agreement), we will provide Mr. Zhuo with severance payment in cash in an amount equal to three months of his base salary at the then current rate. Under such circumstance, Mr. Zhuo agrees not to make any further claims for compensation for loss of office, accrued remuneration, fees, wrongful dismissal or any other claim whatsoever against the Company or its subsidiaries or the respective officers or employees of any of them. If Mr. Zhuo terminates his employment other than for good reason, he may resign upon three-month prior written notice to the Company.

Our employment agreement with Mr. Zhuo provides for the protection of confidential information and contains non-competition and non-solicitation provisions applicable for a term of two years following the termination of his employment.

Yang Yu. We entered into an employment agreement with Yang (Roy) Yu, our CFO, effective April 18, 2013. Pursuant to that agreement, Mr. Yu received annual compensation equal to US$240,000. During the course of Mr. Yu’s employment, the Company shall reimburse back to his any reasonable and necessary fees (travel expenses, accommodation expenses, hospitality expenses and other actual expenses) incurred by him during the fulfillment of his duties under the Agreement upon the production of relevant receipts and/or valid documentation of expenditure.

Mr. Yu’s employment can be terminated two months’ advance written notice by either party. During the term of his employment, Mr. Yu may not engage in any other employment or business without the prior written consent of the Company or engage in any business which is in competition with the business of the Company.

Summary Compensation of Named Executive Officers

Pursuant to the terms of the employment agreements that Messrs. Zhuo and Yu have with us, both executives are compensated by us for services provided to us and our subsidiaries.

The following table sets forth information concerning cash and non-cash compensation paid to our named executive officers for 2015, 2014, and 2013 respectively.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other compensation	Total
Xinrong Zhuo	2015	$40,261	$—	$—	$—	$—	$40,261
Chief Executive	2014	$40,230	$—	$—	$—	$—	$40,230
Officer	2013	$40,224	$—	$—	$—	$—	$40,224

Roy Yu	2015	$240,000	$20,000	$—	$—	$—	$260,000
Chief Financial	2014	$240,000	$20,000	$—	$—	$—	$260,000
Officer(1)	2013	$150,000	$—	$—	$—	$—	$150,000

(1)	Mr. Yu was appointed Chief Financial Officer of the Company in April 2013.

Outstanding Equity Awards at 2015 Fiscal Year End

As of December 31, 2015, there were no outstanding equity awards for our named executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Compensation Committee. Although we do not have a formal broad based bonus plan, we may award bonuses on case-by-case basis depending on the terms of specific of employment agreements and other arrangements based on our financial performance as well as the executive’s performance which are determined by the Board in its sole discretion. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Compensation Committee.

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As of the date of this Proxy Statement, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control where the value of such compensation exceeds $60,000 per executive officer.

Director Compensation

We did not pay compensation to any non-employee director during 2015.

Our non-employee directors did not hold any outstanding option awards as of December 31, 2015.

We do not pay our directors in connection with attending individual Board meetings, but we reimburse our directors for expenses incurred in connection with such meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established procedures for identifying related parties and related party transactions, and for ensuring that any changes in the status of related parties are brought to the attention of the Board and management in a timely manner. For transactions with related parties in the ordinary course of business, such as customer sales, supply purchases, subcontracting or consulting services, we apply the same review and approval process as we would in the context of other commercial agreements. All such transactions with related parties are summarized and provided to our Audit Committee for review. For transactions with related parties outside the ordinary course of business, such as significant capital expenditures, capital raising activities and mergers and acquisitions, the transactions must be approved by our Audit Committee. The following is a summary of the related party transactions in which we engaged during the year ended December 31, 2015.

In connection with the termination of VIE structure and to comply with PRC regulation, we paid RMB 83 million (approximately $12.8 million) in total, which is Pingtan Fishing’s registered capital, to Pingtan Fishing’s Shareholders (which are Zhiyan Lin and Honghong Zhuo) to transfer their 100% of equity interest of Pingtan Fishing to Fujian Heyue, our subsidiary pursuant to the Equity Transfer Agreement dated February 9, 2015. In year 2015, Honghong Zhuo repaid $4.9 million to us. As of December 31, 2015, these two shareholders owed us $7,887,527 which is included in other receivables – related parties on the accompanying consolidated balance sheets. Those payments will be returned in full to us within one year.

Our Chief Executive Officer and a related party, Hong Fa Shipping Limited, from time to time, have provided advances to us for working capital purpose. These advances are short-term in nature, non-interest bearing, unsecured and payable on demand. During the year ended December 31, 2015, we received advances from our Chief Executive Officer of $3.91 million and repaid $3.9 million and $1 million to our Chief Executive Officer and Hong Fa Shipping Limited, respectively.

On June 26, 2015, we entered into a master agreement with each of Fuzhou Honglong Ocean Fishery Co., Ltd, (“Hong Long”) and Fuzhou Yishun Deep-Sea Fishing Co., Ltd. (“Yishun”), which are owned by our Chairman and CEO, Mr. Xinrong Zhuo, for the acquisition of 6 fishing vessels with total consideration of approximately $56.2 million representing the fair market value on the date of acquisition. The transaction between us and these two related companies was accounted as common control transaction. Based on Accounting Standards Codification (“ASC”) 805-50, we recorded the value of $0 as the cost of the vessels since the 6 vessels had been fully depreciated in Hong Long and Yishun’s books at the date of transfer. The balance of approximately $56.2 million above cost was treated as a return of capital in the equity accounts and was recorded as a reduction in additional paid-in capital. These vessels are currently licensed and sanctioned by the Chinese Fisheries Management Bureau under the Ministry of Agriculture of China, which allows these vessels to operate and fish in the Western and Central Pacific Ocean of the international waters. These vessels are primarily focused on the catch of tuna and squid. These 6 vessels were dismantled and replaced by 6 newly-built vessels to continue fishing in the international waters. We expect that the expansions of our fleet will greatly increase our fish harvest volume and revenue.

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On July 31, 2012, Pingtan Fishing entered into a lease for office space with Ping Lin, spouse of the Company’s CEO, (the “Office Lease”). Pursuant to the Office Lease, annual payments of RMB 84,000 (approximately $13,500) were due for each year of the term. The term of the Office Lease was 3 years and expired on August 1, 2015. On August 1, 2015, we renewed the Office Lease. Pursuant to the renewed Office Lease, the annual rent is RMB 84,000 (approximately $13,500). The term of the renewed Office Lease is 1 year and expires on August 1, 2016. For the year ended December 31, 2015, rent expense related to the Office Lease amounted to $13,510.

On July 1, 2013, we entered into a service agreement with Hai Yi Shipping Limited that provided us a portion of use of premises located in Hong Kong as office and provided related administrative service (the “Service Agreement”). Pursuant to the Service Agreement, monthly payments of Hong Kong Dollar (“HK$”) HK$298,500 (approximately $38,500) were due for each month of the term. The term of the Service Agreement was 1.5 years and expired on December 31, 2014. We renewed the Service Agreement. Pursuant to the renewed Service Agreement, the monthly payments are HK$298,500 (approximately $38,500) and the renewed Service Agreement expires on December 31, 2016. For the year ended December 31, 2015, rent expense and corresponding administrative service charge related to the Service Agreement amounted to $462,387.

During the year ended December 31, 2015, we made purchase of fuel, fishing nets and other on-board consumables from PT. Avona Mina Lestari, Hong Fa Shipping Limited, Haifeng Dafu Enterprice Co., Ltd., Hai Yi Shipping Ltd., and PT. Dwikarya Reksa Abadi, of approximately $1,276,000, $11,329,000, $11,000, $4,739,000 and $1,415,000, respectively.

During the year ended December 31, 2015, we made purchase of vessel maintenance service from PT. Avona Mina Lestari and from PT. Dwikarya Reksa Abadi of approximately $6,529,000 and $3,207,000, respectively.

During the year ended December 31, 2015, we made purchase of transportation service from Fuzhou Honglong Ocean Fishery Co., Ltd. and from Hai Yi Shipping Limited of approximately $178,000 and $306,000, respectively.

During the year ended December 31, 2015, we made purchase of Indonesia vessel agent service form PT. Avona Mina Lestari of approximately $2,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our capital stock as of December 22, 2016 by:

●	each shareholder or group of affiliated shareholders, who owns more than 5% of our outstanding capital stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 79,055,053 our ordinary shares outstanding as of December 22, 2016.

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Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Ordinary shares subject to options and warrants currently exercisable or exercisable within 60 days of December 22, 2016 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of December 22, 2016 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all of our ordinary shares shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders below is c/o Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, P.R.C. 350001.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Outstanding
Directors and Named Executive Officers:
Xinrong Zhuo(1)	44,398,868	56.2%
Lin Lin	—	—
Lin Bao	—	—
XingAn Lin	—	—
Zengbiao Zhu	—	—
Roy Yu	—	—
All Officers and Directors as a Group (total of 6 persons)	44,398,868	56.2%

(1)	Represents 15,780,000 shares held by Heroic Treasure Limited, of which Mr. Zhuo is the controlling shareholder, and 28,079,868 shares held by Mars Harvest Co., Ltd., of which Mr. Zhuo is the sole shareholder and 539,000 shares held by Mr. Zhuo directly.

Change in Control

We are not aware of any arrangements including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the registrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely as of the date of this report.

DEADLINE FOR RECEIPT OF MEMBER PROPOSALS FOR 2017

Member proposals which are intended to be presented by such members at our 2017 annual general meeting of members must be received by the our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to members in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the SEC, members who wish to submit proposals for inclusion in the proxy statement for the 2017 annual general meeting of members must submit such proposals to Pingtan Marine Enterprise Ltd. by September 1, 2017.

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Additionally, under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement or a reasonable time before we send our proxy materials for such meeting if the date of the meeting has changed by more than 30 days from the prior year, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at such annual general meeting of members, without any discussion of the matter in the proxy statement. Accordingly, in the case of the Company’s 2017 annual general meeting of members, the Company will be entitled to exercise discretionary authority when voting on any member proposal received after November 15, 2017. We were not notified of any member proposals to be addressed at this Annual General Meeting, and will therefore be allowed to use our discretionary voting authority if any member proposals are raised at the Annual General Meeting.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual General Meeting. If any other matters properly come before the Annual General Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are our shareholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected shareholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary c/o Corporate Secretary, Pingtan Marine Enterprise Ltd., 18/F, Zhongshan Building A No. 154 Hudong Road, Fuzhou, P.R.C. 350001, +86 591-8727-1266. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact our Secretary at the address listed above.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual General Meeting will appear in our Current Report on Form 8-K within four business days of the Annual General Meeting.

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ANNUAL GENERAL MEETING OF MEMBERS OF
PINGTAN MARINE ENTERPRISE LTD.

January 6, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the 2015 fiscal year are available at http://www.astproxyportal.com/ast/17096

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect the nominees listed below to hold office until the 2019 annual general meeting of Members or until their respective successor is elected and qualified.

                                                                FOR      AGAINST      WITHHOLD
   Nominee : Xinrong Zhuo                      ☐                 ☐                      ☐
   Nominee: Zengbiao Zhu                       ☐                 ☐                      ☐

2. To approve a resolution containing three different alternative share consolidations, each one for a specific ratio, but on terms that only one such alternative can become effective, and that the resolution effecting such alternative shall be conditional upon certain factual criteria being fulfilled. The three alternatives contained within this single ordinary resolution are as follows:

Alternative 1.-  Every 4 ordinary shares of a par value of US$0.001 shall be consolidated into one ordinary share with a par value of US$0.004 (the "4-to-1 Consolidation"), provided that the 4-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 4-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 3-to-1 Consolidation nor the 2-to-1 Consolidation (as defined below) have become effective.

Alternative 2.-  Every 3 ordinary shares of a par value of US$0.001 shall be consolidated into one ordinary share with a par value of US$0.003 (the "3-to-1 Consolidation"), provided that the 3-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 3-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation (as defined above) nor the 2-to-1 Consolidation having become effective.

Alternative 3.-  Every 2 ordinary shares of a par value of US$0.001 shall be consolidated into one ordinary share with a par value of US$0.002 (the "2-to-1 Consolidation"), provided that the 2-to-1 Consolidation is conditional and shall become effective upon (i) the Directors passing a resolution to approve the 2-to-1 Consolidation on or before October 31, 2017, and (ii) at the time of such resolution, neither the 4-to-1 Consolidation nor the 3-to-1 Consolidation having become effective."

                                 FOR                     AGAINST                       ABSTAIN
                                   ☐                                ☐                                      ☐

3. To ratify the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016:

                                FOR                     AGAINST                       ABSTAIN
                                  ☐                                ☐                                      ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposal 1 , FOR Proposal 2 and FOR Proposal 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Member	Date:	Signature of Member	Date
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are filed jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PINGTAN MARINE ENTERPRISE LTD.

Proxy Solicited by the Board of Directors

for the Annual General Meeting of Members

to be Held January 6, 2017

The undersigned hereby appoints Xinrong Zhuo and Roy Yu or any one of them with full power of substitution and revocation, proxies to vote at the Annual General Meeting of Members of Pingtan Marine Enterprise Ltd. (hereinafter referred to as the “Company”) to be held on Friday, January 6, 2017 at the Company’s headquarters located at 18/F. Zhongshan Building A No. 154 Hudong Road, Fuzhou, PRC. 350001, at 10:00 AM local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all ordinary shares of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(Continued and to be signed on the reverse side.)